EXHIBIT 23.1
                                                             ------------



                     CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (Pre-effective Amendment No. 1) of Modine Manufacturing Company of our report dated April 26, 2000 relating to the financial statements, which appears in the Modine Manufacturing Company's March 31, 2000 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended March 31, 2000. We also consent to the incorporation by reference of our report dated April 26, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                      /s/ PricewaterhouseCoopers LLP

   PricewaterhouseCoopers LLP
   Chicago, Illinois
   March 15, 2001